Exhibit 99.28(j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our reports dated February 22, 2019 on the financial statements and financial highlights of Driehaus Emerging Markets Growth Fund, Driehaus Emerging Markets Small Cap Growth Fund, Driehaus International Small Cap Growth Fund, Driehaus Micro Cap Growth Fund, Driehaus Small Cap Growth Fund, Driehaus Active Income Fund, Driehaus Event Driven Fund, Driehaus Multi-Asset Growth Economies Fund (the Funds comprising the Driehaus Mutual Funds) for the year ended December 31, 2018, filed with the Securities and Exchange Commission, in this Post-Effective Amendment No. 137 to the Registration Statement (Form N-1A, No. 333-05265) and related Prospectus and Statement of Additional Information of the Driehaus Mutual Funds.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

April 25, 2019